UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
---------------
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2008

PARAGON SEMITECH USA, INC.
(Exact name of Registrant as specified in charter)

Delaware	000-52988	26-0291849
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

558 Lime Rock Road, Lakeville, Connecticut	06039
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (860) 435-7000

187 Route 18 South, Suite 3000, PMB 4157
East Brunswick, New Jersey 08816
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 1.01. Entry into a Material Definitive Agreement.

Overview

On September 2, 2008, pursuant to a Stock Purchase Agreement entered into by the parties and consummated on such date, Yili Carborundum USA, Inc. (“Yili US”), a recently formed Delaware corporation which is wholly owned by Paragon Semitech USA, Inc., a Delaware corporation (hereafter referred to as the“Company”, “we” or “us”, as applicable), acquired from Mr. Tie Li, for a cash purchase price of $10,000, all of the outstanding capital stock of C3 Capital, Limited, a BVI company incorporated in the British Virgin Islands (“C3 Capital”). C3 Capital in turn has an agreement to purchase all of the equity interests in Yili Master Carborundum Production Co., Ltd., a wholly owned foreign enterprise in the People’s Republic of China (the “PRC”) (“Yili China”), pursuant to which the Company will pay approximately $550,560 in cash for acquiring the equity interests in Yili China using the proceeds of the Private Placement (as defined below) closed on September 2, 2008. In addition, C3 Capital entered into (i) an agreement to purchase 90% of the equity interests in Xinjiang Ehe Mining and Metallurgy Co., Ltd., a corporation incorporated under the laws of the PRC on August 7, 2008 (“Ehe China”) from Mr. Zhigang Gao; and (ii) a Memorandum of Understanding with Mr. Zhigang Gao and Mr. Ping Li, for an option to purchase the assets to be secured by Xinjiang Paragon Master Mining Co., Ltd., a corporation to be formed under the laws of the PRC (“Quartz Mine China”). Neither Ehe China nor Quartz Mine China currently has any assets or operations; however, Ehe China is planning a 40,000 ton green silicon carbide project in the Aletai Area of Xinjiang Uygur Autonomous Region of the PRC pending governmental permissions and approvals and Quartz Mine China plans to obtain the exploration and mining rights for a quartz mine in Wenquan County of Xinjiang Uygur Autonomous Region of the PRC.

Yili Carborundum currently owns and operates a set of 5,500 kilovolt-ampere carborundum metallurgy and production systems with corollary established production equipment and infrastructure at Yining County, Kazak Autonomous Prefecture, Xinjiang Uygur Autonomous Region of the PRC. The Company, through Yili Carborundum intends to develop three new 8,500-ton furnaces with the production capacity of carborundum metallurgy of 25,500 tons per year and ultimately, we seek to construct the largest and most integrated silicon carbide processing facility in China.

In order to fund the construction, simultaneously with the consummation of the Stock Purchase Agreement on September 2, 2008, the Company entered into and consummated a Securities Purchase Agreement with one accredited investor pursuant to which the Company received gross proceeds of $10,000,000 as discussed below.

The following sets forth the material agreements that the Company entered into on September 2, 2008:

1. Stock Purchase Agreement

On September 2, 2008, Mr. Tie Li (“Li”), the Company and Yili US entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, Li sold and transferred to Yili US for a cash purchase price of $10,000 one ordinary share of C3 Capital representing a 100% ownership interest in C3 Capital (the “Stock Purchase”). C3 Capital has entered into an agreement to purchase all of the equity interests in Yili China and has the rights to own the future assets and/or exploration and mining rights in Ehe China and Quartz Mine China.

2. Securities Purchase Agreement

In connection with the Stock Purchase, on September 2, 2008, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with The China Hand Fund I, LLC and/or its designees or assigns, an accredited investor (the “Investor”), pursuant to which the Company issued to the Investor 996,186 shares of a newly designated Series A Convertible Preferred Stock of the Company, par value $0.001 per share (“Series A Stock”) and warrants (the “Warrants”) to purchase an aggregate of 24,904,645 shares of the Company’s Common Stock, par value $.001 per share (“Common Stock”), in exchange for a cash payment in the amount of $10,000,000 (the “Private Placement”).

As set forth in the Securities Purchase Agreement, during the period from the closing of the Private Placement to November 30, 2008, the Investor has an option to purchase up to 697,350 additional shares of Series A Stock and warrants to purchase up to 17,433,751 (i.e. 1,743,375 shares on a post Reverse Split basis, as defined below) additional shares of its Common Stock for an aggregate purchase price of up to Seven Million U.S. Dollars ($7,000,000) under the same terms and conditions as provided in the Private Placement, including, but not limited to the same per unit purchase price.

Representations and Warranties: The Securities Purchase Agreement contains representations and warranties by us and the Investor which are customary for transactions of this type.

Covenants: The Securities Purchase Agreement contains certain covenants on our part, including the following:

☐
Right of First Refusal: If, at any time and from time to time, within eighteen months after the closing, the Company seeks to raise additional financing through a private placement of its equity securities (other than certain exempt issuances), the Company shall first offer such equity securities to the Investor.

☐
Use of Proceeds: we must use the proceeds of the financing, after payment of legal fees and other costs, to complete the purchase of Yili China (i.e., to pay approximately $555,560 cash for the equity interests of Yili China), to commence the construction of three 8500-ton furnaces and full production of such facilities and to fund working capital expenses of the Company and its subsidiaries for acquisitions, working capital and other general corporate purposes.

☐	Completion of the Purchase of PRC Entities:

(a)
Completion of the Purchase of Yili China. By the 20th day following the closing, the Company shall complete the purchase of Yili China evidenced by an approval from the related PRC governmental authority approving the change of status from a PRC domestic company to a wholly foreign owned company and a new business license.

(b)
Completion of the Purchase of Ehe China. By the 90th days following the closing, the Company shall complete the purchase of Ehe China evidenced by an approval from the related PRC governmental authority approving the change of status from a PRC domestic company to a sino-foreign joint venture company and a new business license.

(c)
Completion of the Purchase of Quartz Mine China. By December 31, 2008, the Company shall complete the purchase of Quartz Mine China evidenced by an approval from the related PRC governmental authority approving the change of status from a PRC domestic company to a wholly foreign owned company and a new business license.

☐
The Company’s Bank Account: By September 17, 2008, the Company shall complete the transfer of its cash balance of approximately $44,000 from its old account to a new bank account designated by the Investor.

Performance Incentive: In the event one of the following occurs, the Company’s Chinese management (namely, Mr. Zhigang Gao along with other Chinese management) will be entitled to a stock option package that will provide them with up to 5% incremental equity ownership of the Company on a fully diluted basis at the time of the option grant. Such option can be exercisable at a 10% premium to the Company’s share price at the time of Closing:

(i)
The Company completes the construction of two 8500-ton furnaces and full production of such facilities by July 2, 2009, if the Company raises an aggregate of $10 million financing by September 2, 2008.

(ii)
The Company completes the construction of three 8500-ton furnaces and full production of such facilities by July 31, 2009, if the Company raises an aggregate of $17 million financing by November 30, 2008. (The constructions under items (i) and (ii) are collectively referred to as the “Constructions”)

(iii)
If the financings which the Constructions rely on are not consummated as scheduled above or in the amount stated above, the completion date of the Constructions for purposes of Performance Incentive can be adjusted accordingly.

☐	Conduct of Business: For so long as at least 25% of the shares of the Series A Stock issued to the Investor pursuant to the Securities Purchase Agreement remain outstanding:

(a) the Company shall and shall cause each of its subsidiaries (i) to carry on its businesses in the regular and ordinary course in substantially the same manner as currently conducted and/or as currently plan to be conducted, (ii) to comply in all material respects with all applicable laws (except where the failure to so comply would not have a material adverse effect), and (iii) to use all reasonable efforts to preserve its and its subsidiaries businesses intact;

(b) the Company shall not permit or effect the dissolution or winding up of the Company or any of its subsidiaries;

(c) the Company shall, at all times, maintain directly or indirectly more than a 50.1% controlling interest in Yili China; and

(d) the Company shall provide the Investor and its representatives with copies of all Board minutes, quarterly business reports, quarterly management account and annual accounts of the Company and its subsidiaries and shall allow reasonable access during normal business hours to inspect the facilities, books and records of the Company and its subsidiaries

☐	Reverse Split of Common Stock: we have agreed that on or before 90 days after the Closing Date, we shall effectuate a one for ten reverse split of our Common Stock (the “Reverse Split”).

☐
Reservation of Shares: we shall continue to reserve and keep available at all times the maximum number of shares for the purpose of enabling us to issue the shares of Common Stock issuable on conversion of the Series A Preferred Stock and on exercise of the Warrants.

3. The Series A Stock

In connection with the Securities Purchase Agreement, we designated 2,000,000 shares of Series A Convertible Preferred Stock out of our total authorized number of 10,000,000 shares of Preferred Stock, par value $0.001 per share. The rights and preferences of the Series A Preferred Stock are set forth in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock which we filed with the Secretary of State of Delaware on September 2, 2008. The following is a summary of the rights and preferences:

Dividends. The holders of the Series A Stock shall be entitled to dividends payable at the rate of six percent (6%) per annum of the then effective liquidation preference of the Series A Stock. Dividends begin to accrue on the date of issuance of the Series A Stock and are payable quarterly in arrears. We may elect to pay dividends in cash or in shares of Common Stock (valued at $.10038 or if our Common Stock is then traded on a national securities exchange, inter-dealer quotation system or on the over-the-counter Bulletin Board or Pink Sheets, the average of the daily closing bid prices (or the equivalent in an over-the-counter market) for each day on which the Common Stock is traded during the period commencing thirty (30) days preceding, but not including, the dividend payment date.

Liquidation Preference. $10.038 per share, plus accrued and unpaid dividends (the “Liquidation Amount”).

Conversion Ratio. It is determined by dividing (A) the Liquidation Amount by (B) the then effective conversion price (which shall initially be $0.10038, as such conversion price being adjusted from time to time pursuant to Certain Adjustment as described below).

Conversion at Option of Holder. Any time prior to the fifth anniversary of the date of issuance, each share of Series A Preferred Stock shall be convertible, at the option of the holder into a number of shares of Common Stock at the Conversion Ratio, subject to Certain Adjustment as described below.

Automatic Conversion. The Series A Stock shall automatically be converted in shares of Common Stock at the Conversion Ratio if either (a) the volume weighted average price of the Common Stock as reported by Bloomberg Finance, L.P. equals or exceeds Two Dollars ($2.00) per share during any twenty (20) consecutive trading days and a minimum of 50,000 shares of Common Stock have traded for four consecutive weeks (a “Qualified Trading Market Event”) or (b) the holders of two thirds of the outstanding shares of Series A Stock vote in favor of a mandatory conversion.

Voting Rights. The holders of shares of Series A Stock shall be entitled to the following voting rights:

(a)  Those voting rights required by applicable law; and

(b) Except with respect to the election of directors (as to which the holders of Series A Stock shall not be entitled to vote), the right to vote together with the holders of the Common Stock, as a single class, upon all matters submitted to holders of Common Stock for a vote, with each share of Series A Stock carrying a number of votes equal to the number of shares of Common Stock issuable upon conversion at the then applicable Conversion Ratio.

Redemption. If a Qualified Trading Market Event has not occurred prior to December 30, 2010 or upon the occurrence of a Change of Control at any time, then the holders of at least 30% of the then outstanding Series A Preferred Stock may by written notice require that the Company, and, upon such request, the Company shall, redeem all outstanding shares of Series A Stock may redeem, all (but not less than all) of the then outstanding shares of Series A Preferred Stock for an amount per share equal to the liquidation preference (the “Redemption Price”). The Company shall also have the right to redeem the Series A Stock for the Redemption Price if a Qualified Trading Market Event has not occurred prior to December 30, 2010. A “Change of Control” means (i) any sale of all or substantially all of the assets of the Company or its operating subsidiaries; and (ii) any merger, consolidation or other business combination in which the Company or a subsidiary of the Company is not the surviving entity.

Certain Adjustments.

Stock Dividends and Stock Splits. Appropriate adjustments will be made to the Conversion Ratio in the event of a stock dividend, stock distribution, stock split or reverse stock split or reclassification with respect to the outstanding shares of Common Stock.

Dilutive Issuances. Until the second anniversary of the issuance of the shares of Series A Stock, except for certain exempt issuances, in the event we issue Common Stock at a price, or issue warrants, options, convertible debt or equity securities with a exercise price per share or conversion price which is less than the conversion price then in effect, then the conversion price will be reduced, concurrently with such issue or sale, to a lower price based on a weighted average formula.

Fundamental Transaction. If we effect a merger, sell all or substantially all of our assets, any tender offer or exchange offer is completed pursuant to which holders of common stock are permitted to tender or exchange their shares for other securities, cash or property, or we effect any reclassification of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property (each, a “fundamental transaction”), then on subsequent conversion of the Series A Stock, the holder has the right to receive, for each share of common stock that would have been issuable on such conversion absent such fundamental transaction, the same kind and amount of securities, cash or property as the holder would have been entitled to receive on the occurrence of the fundamental transaction as if the holder had been, immediately prior to such fundamental transaction, the holder of Common Stock.

4. The Warrants

The Warrants entitle the holder to purchase up to an aggregate of 24,904,645 shares of Common Stock at an exercise price of $0.125 per share, subject to adjustment. The Warrants expire in three years following their issuance.

Stock Dividends and Stock Splits. Appropriate adjustments will be made to the exercise price in the event of a stock dividend, stock distribution, stock split or reverse stock split or reclassification with respect to the outstanding shares of Common Stock.

Dilutive Issuances. Until the second anniversary of the issuance of the Warrants, except for certain exempt issuances, in the event we issue Common Stock at a price, or issue warrants, options, convertible debt or equity securities with a exercise price per share or conversion price which is less than the conversion price then in effect, then the exercise price will be reduced, concurrently with such issue or sale, to a lower price based on a weighted average formula and the number of shares issuable upon exercise of the warrant will be proportionally increased.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 1.01 of this Current Report on Form 8-K is in its entirety incorporated by reference herein.

Item 3.02  Unregistered Sales of Equity Securities.

Pursuant to the Securities Purchase Agreement, on September 2, 2008, the Company issued to the Investor 996,186 shares of Series A Stock and Warrants to purchase an aggregate of 24,904,645 shares of Common Stock in exchange for a cash payment in the amount of $10,000,000. The issuance of the Series A Stock and Warrants was accomplished in reliance upon Section 4(2) of the Securities Act.

On September 2, 2008, the Company issued to Mr. Zhigang Gao an aggregate of 9,250,000 shares of Common Stock (i.e. 7.78% of the total outstanding shares of the date of this report on a fully diluted basis) as an inducement for Mr. Gao’s entry into an employment agreement with either the Company or Yili China, as the case may be, to serve as an executive officer of Yili China. The issuance of the Common Stock to Mr. Gao was in accomplished in reliance upon Regulation S.

Item 5.01 Changes in Control of Registrant

As a result of the Private Placement on September 2, 2008 (the “Closing”), we issued an aggregate of 996,186 shares of Series A Stock and Warrants to purchase an aggregate of 24,904,645 shares of Common Stock.

The Series A Stock held by the Investor entitles the Investor to vote together with the holders of the Common Stock, as a single class, upon all matters submitted to the holders of Common Stock (except with respect to the election of directors) for a vote, with each shares of Series A Stock carrying a number of votes equal to the number of shares of Common Stock issuable upon conversion at the Conversion Ratio which is 100 at the time of the Closing. Consequently, the Investor has obtained 83.5% voting shares of the Company as of the date of this report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the consummation of the Purchase of C3 Capital by the Company through Yili China, as described in Item 1.01 Entry into a Material Definitive Agreement - 1. Stock Purchase Agreement of this Current Report, and the Closing of the Private Placement, (i) Mr. Frank Z. W. Fang and Ms. Hong Zhao tendered their resignations as the Company’s officers, effective immediately after the Closing of the Private Placement; (ii) The Company’s board of directors appointed Mr. John D. Kuhns as the Company’s Chief Executive Officer, President and Chief Financial Officer (interim) and appointed Ms. Mary E. Fellows as the Company’s Secretary, effective immediately after the Closing of the Private Placement; and (iii) Mr. Frank Z. W. Fang and Ms. Hong Zhao also tendered their resignations as the Company’s directors, effective ten days after the Company files its information statement on Schedule 14F-1 with the U.S. Securities and Exchange Commission, which is expected to be no later than September 26, 2008 (the “New Director Appointment Effective Date”) and appointed the following individuals as new directors, effective on the New Director Appointment Effective Date:

Name	Position	Age
John D. Kuhns	Chairman, Director	58
	President, CEO and (interim) CFO
Mary E. Fellows	Director and Secretary	46
James Tie Li	Director	40
Shad Stastney	Director	39
Yousu Lin	Director	55
Zhigang Gao	Director	38

The business background of the newly appointed directors and officers are as follows:

Mr. John D. Kuhns was appointed the Company’s Chief Executive Officer, President and Chief Financial Officer (interim) on September 2, 2008 and a Company’s director and the Chairman of the board of directors, effective on the New Director Appointment Effective Date. Mr. Kuhns has over 30 years of experience in the hydroelectric power, power technology and alternative energy industry. From 1981 to 1988, Mr. Kuhns built Catalyst Energy, one of the first publicly traded independent power producers in the United States, as the company’s founder, President and Chief Executive Officer. While running Catalyst Energy, he acquired Chinese hydroelectric generating equipment for use in the United States. He furthered his development experience in China as Chairman and Chief Executive Officer at the New World Power Corporation from 1992 to 1996, where he developed and financed hydroelectric projects in China as well as Argentina, Costa Rica and Mexico. While at New World Power, he formed a joint venture with Wuhan Steam Turbine, a State-Owned Enterprise owned by the City of Wuhan in China, to develop hydroelectric projects in Asia, including the PRC. Mr. Kuhns has additional transaction experience in China as a controlling shareholder, President, CEO, a director and Chairman of Kuhns Brothers, Inc., an investment banking firm which he founded in 1986 specializing in providing financing for power technology ventures, and, more recently, industrial and infrastructure companies operating within the PRC. He is a principal of China Hand Fund I, LLC. Mr. Kuhns received a Bachelor of Arts degree in Sociology and in Fine Arts from Georgetown University; a Master of Fine Arts degree from the University of Chicago; and a Master's of Business Administration degree from the Harvard Business School.

Ms. Mary E. Fellows was appointed as the Company’s Secretary on September 2, 2008 and a Company’s director, effective on the New Director Appointment Effective Date. Ms. Fellows has been a Partner and Executive Vice President of Kuhns Brothers, Inc., a boutique investment bank since 1997. She served as Director of Corporate Administration and Corporate Secretary of the New World Power Corporation from 1996 to 1999, with responsibilities in the company's financing and merger and acquisition activities. She served as Corporate Secretary to the Solar Electric Light Company from 1997 to 2002. Additionally, Ms. Fellows served as Co-Chairman of the Distributed Power Company, a company with investments in solar information publications, including the photovoltaic industry's leading newsletter and market survey, and was a director of GenSelf Corporation from 2003 to 2006. Ms. Fellows received a Bachelor of Science degree (Alpha Chi) from Teikyo Post University.

Mr. James Tie Li was appointed as a Company’s director, effective on the New Director Appointment Effective Date. Mr. Li has extensive investment banking and entrepreneur experience in the U.S. and China. He was the founder and senior executive with a number of start-up companies in China including China Hydroelectric Corporation. He has been a consultant to Kuhns Brothers, Inc., advising on corporate finance, valuation and acquisition matters related to the firm’s China-related equity financing transactions since 2006. He was also the founder of Columbia China Capital Group, a U.S. based boutique investment firm advising Asian firms in mergers and acquisitions, public listing and growth strategy since 2002. Mr. Li obtained his Master of Business Administration degree from the Columbia University Graduate School of Business and a Bachelor of Science degree in accounting from City University of New York. He is a Chartered Financial Analyst and a Certified Public Accountant licensed in the State of New Jersey.

Mr. Zhigang Gao was appointed as a Company’s director, effective on the New Director Appointment Effective Date. Mr. Gao has been the manager of Yili China, the chairman of Changchun Master Industries Co., Ltd. (“Changchun China”), the controlling shareholder prior to the Company’s purchase of Yili China, and the president of Ehe China. Mr Gao has been engaged in the application research of silicon carbide, silicon, organic silicon and the preparation of polycrystalline silicon material for many years. In all the enterprises Mr. Gao has been managing, he is the main technology leader. He is an expert in the field of silicon carbide and semiconductor materials in China. Mr. Gao holds a bachelor’s degree and a master's degree in chemistry from Northeast Normal University in China.

Dr. Yousu Lin was appointed as a Company’s director, effective on the New Director Appointment Effective Date. Dr. Lin is an accomplished financier of numerous government projects in the PRC and has been involved in the financial activities of, and provided advice on, the construction of the Three Gorges Project, the largest hydroelectric project in the world. In addition to the Three Gorges Project, Dr. Lin has also consulted on the Xiaolangdi Project, a large hydroelectric project on the Yellow River and the Wanjiazhai Project, a project to divert water from the Yellow River into Shanxi Province. He has also been a consultant in other governmental projects including the Tianjin Subway and the Beijing Olympics. In addition to these large government projects, Dr. Lin has also been involved in smaller scale construction projects with groups of private investors. Dr. Lin received his Ph.D. and Master of the Arts from Australian National University and his Bachelor of the Arts degree from Beijing Foreign Language University.

Mr. Shadron Lee Stastney was appointed as a Company’s director, effective on the New Director Appointment Effective Date. Since June 2004, Mr. Stastney has been a partner at Vicis Capital, LLC, an investment management firm. Vicis Capital, LLC is the managing partner of Vicis Capital Master Fund, one of our principal shareholders. From July 2001 to May 2004, Mr. Stastney served as Managing Director of Victus Capital, LP, an investment management firm. Mr. Stastney holds a Bachelor of Arts degree from the University of North Dakota and a Juris Doctor from the Yale Law School.

There are no family relationships among our directors and executive officers.

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, financial statements required under this Item 9.01 shall be filed by amendment to the original Current Report on Form 8-K no later than 71 calendar days after September 2, 2008.

(b) Pro forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K, pro forma financial information required under this Item 9.01 shall be filed by amendment to the original Current Report on Form 8-K no later than 71 days after September 2, 2008.

(d) The following exhibits are filed with this Current Report:

3.1	Certificate of Designations, Preferences and Rights of the Company’s Series A Convertible Preferred Stock.

4.1	Form of Series A Convertible Preferred Stock Certificate

4.2	Form of Warrant

10.1	Stock Purchase Agreement, dated as of September 2, 2008 by and among Li, Yili US and the Company.

10.2	Securities Purchase Agreement, dated as of September 2, 2008 between the Company and the Investor.

10.3
The Equity Transfer Agreement by and between C3 Capital, Yili China and Changchun Master Industry Co., Ltd, the sole shareholder of Yili China prior to the equity transfer regarding the purchase of 100% equity interests in Yili China.

10.4	Equity Interest Transfer Agreement by and between C3 Capital, Mr. Zhigang Gao, the sole shareholder of Ehe China regarding the purchase of 90% of equity interests in Ehe China.

10.5	The Memorandum of Understanding by and among C3 Capital, Mr. Zhigang Gao and Mr. Ping Li, the proposed shareholders of Quartz Mine China.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2008

PARAGON SEMITECH USA, INC.
(Registrant)

By: /s/ John D. Kuhns John D. Kuhns Title: Chief Executive Officer and President